UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): July 5, 2001


Sono-Tek Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  0-16035

New York					        14-1568099
(State of Incorporation)				(I.R.S. Employer ID No.)


2012 Route 9W, Milton, New York			      12547
(Address of Principal Executive Offices)			   (Zip Code)

Registrant's telephone number, including area code	(845) 795-2020

Item 4.  Changes in Registrant's Certifying Accountant

On July 5, 2001, the Company signed an Engagement Letter with Radin, Glass
& Co., to perform the audit of the Company's February 28, 2002 financial statements. During the Company's two most recent fiscal years there were no disagreements with the former accountants, Deloitte and Touche, LLP, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. Due to the Company's limited finances, the Company is attempting to lower its costs, and therefore chose a firm whose fees are in line with the Company's budget constraints.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONO-TEK CORPORATION

By:	/s/ Christopher L. Coccio
	Christopher L. Coccio
	Chief Executive Officer

July 11, 2001